Consent of Independent Accountants




We consent to the incorporation by reference in the registration statements of Badger Paper Mills, Inc. and Subsidiaries on Form S-8 (File Nos. 333-01671 and 333-01673) of our report dated February 4, 1997, on our audit of the consolidated financial statements and financial statement schedule of Badger Paper Mills, Inc. and Subsidiaries for the year ended December 31, 1996, which report is included in this Annual Report on form 10-K.




/s/ PricewaterhouseCoopers LLP


Milwaukee, Wisconsin
March 31, 1999